Exhibit 10.5

THE HOWARD HUGHES CORPORATION

RESTRICTED STOCK AGREEMENT FOR NONEMPLOYEE DIRECTORS

WHEREAS,  [Insert Name] (the “Grantee”) is a director of The Howard Hughes Corporation (and its successors, the “Company”);

WHEREAS, the grant of Restricted Stock was authorized by the Compensation Committee of the Board (the “Compensation Committee”) on [Insert Date] (the “Date of Grant”); and

WHEREAS, pursuant to the Company’s Amended and Restated 2010 Incentive Plan (the “Plan”), and subject to the terms and conditions thereof and the terms and conditions of this agreement (the “Agreement”), the Company has granted to the Grantee as of the Date of Grant the right to receive [Insert Amount] shares of common stock of the Company (the “Restricted Shares”).

NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

1. Rights of Grantee.  The Restricted Shares subject to this grant shall be fully paid and nonassessable and shall be either: (i) represented by certificates held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Grantee in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares; or (ii) held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares, and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.  The Grantee shall have the right to vote the Restricted Shares.  Upon vesting of the Restricted Shares pursuant to the terms and conditions of this Agreement, the Grantee: (x) shall receive cash dividends or cash distributions, if any, paid or made by the Company with respect to common shares after the Date of Grant and prior to the vesting of the Restricted Shares; and (y) shall receive any additional Restricted Shares that the Grantee may become entitled to receive by virtue of a Restricted Share dividend, a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company.

2. Restrictions on Transfer of Restricted Shares.  The Restricted Shares subject to this grant may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable in accordance with Sections 3 and 4 hereof; provided,  however, that the Grantee’s rights with respect to such Restricted Shares may be transferred by will or pursuant to the laws of descent and distribution.  Any purported transfer in violation of the provisions of this Section 2 shall be null and void, and the purported transferee shall obtain no rights with respect to such Restricted Shares.

3. Vesting of Restricted Shares.  Subject to the terms and conditions of Sections 4 and 5 hereof, the Restricted Shares covered by this Agreement shall become nonforfeitable as follows: 100% of the Restricted Shares covered by this Agreement on the earlier of: (i) the date of the Company’s annual meeting of stockholders in [Insert Immediately Following Year]; or (ii) June

1, [Insert Immediately Following Year] (in either case, such date, the "Vesting Date"); provided that the Grantee continuously serves as a director of the Company until the Vesting Date.

4. Accelerated Vesting of Restricted Shares.  Notwithstanding the provisions of Section 3 hereof, the Restricted Shares covered by this Agreement or any substitute award may become nonforfeitable earlier than the time provided in such section if any of the following circumstances apply:

(a) Death or Disability:  The Grantee dies while serving as a director of the Company or the Grantee's service as a director of the Company is terminated because the Grantee becomes Disabled.  For purposes of this Agreement, "Disabled" shall mean as a result of injury or sickness, the Grantee is unable for period of 180 days to perform with reasonable continuity his or her duties as a director of the Company in the usual or customary way.

(b) Change of Control:  A Change of Control of the Company occurs while the Grantee is a director of the Company and, in connection with such Change of Control, the successor corporation does not Assume the award under this Agreement or the Grantee does not continue to serve as a director of the successor corporation (or, if the successor corporation is a subsidiary, the parent corporation).  If the successor corporation Assumes the award under this Agreement and the Grantee continues to serve as a director of the successor corporation (or, if the successor corporation is a subsidiary, the parent corporation) until the Vesting Date, then no such acceleration shall apply.

For purposes of this Agreement, the award under this Agreement shall be deemed "Assumed" following a Change of Control if the following conditions are met:

(i)

the award is converted into a replacement award covering a number of shares of the entity effecting the Change of Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of Restricted Shares covered by the award; provided, that to the extent that any portion of the consideration received by holders of the Company common stock in the Change of Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement award shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change of Control;

(ii)

the replacement award contains provisions for scheduled vesting and treatment on termination of employment that are no less favorable to the Grantee than the underlying award being replaced, and all other terms of the replacement award (other than the security and number of shares represented by the replacement award) are substantially similar to the underlying award; and

(iii)	the security represented by the replacement award is of a class that is publicly held and widely traded on an established stock exchange.

5. Forfeiture of Awards.  Except to the extent the Grantee’s rights to receive the Restricted Shares covered by this Agreement have become nonforfeitable pursuant to Sections 3 or 4 hereof, the Grantee’s rights to receive the Restricted Shares covered by this Agreement shall be forfeited automatically and without further notice on the date that the Grantee ceases to serve as a director of the Company prior to the Vesting Date for any reason other than as described in Section 4.  In the event that the Grantee becomes an employee of the Company or any of its subsidiaries immediately upon ceasing to be a director of the Company, the Restricted Shares held by the Grantee on such date will not be affected and the Grantee’s service as an employee shall be treated as service as a director for purposes of this Agreement.

6. Retention of Shares.  During the period in which the restrictions on transfer and risk of forfeiture provided in Sections 2 and 5 above are in effect, the Restricted Shares covered by this grant shall be either: (a) represented by certificates retained by the Company, together with the accompanying stock power signed by the Grantee and endorsed in blank; or (b) held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares, and endorsed with an appropriate legend referring to the restrictions set forth herein.

7. Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided,  however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Restricted Shares covered by this Agreement if the issuance thereof would result in violation of any such law.

8. Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee.  This Agreement and the Plan shall be administered in a manner consistent with this intent.  Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

9. Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided,  however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent; further,  provided, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder, including as a result of the implementation of any recoupment policy the Company adopts to comply with the requirements set forth in the Dodd-Frank Act.

10. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated
11.

shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

11. Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Compensation Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the plan, have the right to determine any questions which arise in connection with the grant of Restricted Shares.

12. Successors and Assigns.  Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

13. Governing Law.  This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

[Remainder of Page Intentionally Left Blank, Signature Page to Follow]

Executed in the name and on behalf of the Company, as of the ___ day of ____, 2018.

THE HOWARD HUGHES CORPORATION

By:
Name:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the Restricted Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

GRANTEE

Name:

Date: